EXHIBIT 99.1
NEWS FROM:                     STEWART & STEVENSON
                             CORPORATE HEADQUARTERS
                                  P.O. BOX 1637
                             HOUSTON, TX 77251-1637

FOR IMMEDIATE RELEASE:

                     STEWART & STEVENSON ANNOUNCES DIVIDEND

     HOUSTON, TX -April 14, 1999- STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced that in its meeting of April 13, 1999, the Board of Directors declared a quarterly cash dividend of $.085 a share payable on May 14, 1999, to shareholders of record on April 30, 1999.

Contact:       Mr. David R. Stewart
               Treasurer
Phone:         (713) 868-7657
Fax:           (713) 863-1519
Email:         d.stewart@ssss.com
               HTTP://www.ssss.com